Exhibit 4.3

                                                                  EXECUTION COPY

                           Albany International Corp.

                     2.25% Convertible Senior Notes Due 2026

                          Registration Rights Agreement

                                                               March 13, 2006

J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, New York 10172

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

            Albany International Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the initial purchasers (the "Initial Purchasers") listed on Schedule I to the purchase agreement dated March 8, 2006 (the "Purchase Agreement"), for whom J.P. Morgan Securities Inc. ("JPMorgan") and Banc of America Securities LLC ("Banc of America") are acting as representatives, up to $180,000,000 aggregate principal amount of its 2.25% Convertible Senior Notes due 2026 (the "Notes"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

            As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Notes and the Shares (as defined below) (collectively, the "Holders"), as follows:

      1. Certain Definitions.

      For purposes of this Registration Rights Agreement, the following terms shall have the following meanings:

            (a) "Additional Interest" has the meaning assigned thereto in
      Section 2(d).

            (b) "Additional Interest Payment Date" has the meaning assigned thereto in Section 2(d).


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            (c) "Affiliate" has the meaning set forth in Rule 405 under the
      Securities Act, except where otherwise expressly provided.

            (d) "Agreement" means this Registration Rights Agreement, as the same may be amended from time to time pursuant to the terms hereof.

            (e) "Business Day" means any day on which The New York Stock Exchange, Inc. is open for trading.

            (f) "Closing Date" means the date on which any Notes are initially issued.

            (g) "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

            (h) "Company" has the meaning specified in the first paragraph of this Agreement.

            (i) "Deferral Notice" has the meaning assigned thereto in Section 3(b).

            (j) "Deferral Period" has the meaning assigned thereto in Section 3(b).

            (k) "Effective Period" has the meaning assigned thereto in Section 2(a).

            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (m) "Holder" means each holder, from time to time, of Registrable Securities (including the Initial Purchasers).

            (n) "Indenture" means the Indenture dated as of March 13, 2006, among the Company and JPMorgan Chase Bank, N.A., as Trustee pursuant to which the Notes are being issued.

            (o) "Initial Placement" means the initial placement of the Notes pursuant to the terms of the Purchase Agreement.

            (p) "Initial Purchasers" has the meaning specified in the first paragraph of this Agreement.

            (q) "Material Event" has the meaning assigned thereto in Section 3(a)(iii).

            (r) "Majority Holders" shall mean, on any date, holders of the majority of the Shares constituting Registrable Securities; for the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be the Holders of


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

      the number of Shares into which such Notes are or would be convertible as of such date.

            (s) "NASD" shall mean the National Association of Securities Dealers, Inc.

            (t) "NASD Rules" shall mean the Conduct Rules and the By-Laws of the NASD.

            (u) "Notes" means the 2.25% Convertible Senior Notes Due 2026 to be issued under the Indenture and sold by the Company to the Initial Purchasers.

            (v) "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum.

            (w) "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

            (x) "Offering Memorandum" means the Offering Memorandum dated March 8, 2006 relating to the offer and sale of the Securities.

            (y) "Person" means a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

            (z) "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of a registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

            (aa) "Purchase Agreement" has the meaning specified in the first paragraph of this Agreement.

            (bb) "Registrable Securities" means the Securities; provided, however, that such Securities shall cease to be Registrable Securities when (i) in the circumstances contemplated by Section 2(a), a registration statement registering such Securities under the Securities Act has been declared or becomes effective and such Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability


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      thereof, under the Securities Act or otherwise, is removed or such
      Securities are eligible to be sold pursuant to Rule 144(k) or any successor provision; or (iii) such Securities shall cease to be outstanding (including, in the case of the Notes, upon conversion into Shares).

            (cc) "Registration Default" has the meaning assigned thereto in
      Section 2(e).

            (dd) "Registration Expenses" has the meaning assigned thereto in
      Section 5.

            (ee) "Rules" refers to the rules promulgated under the Securities
      Act.

            (ff) "Securities" means, collectively, the Notes and the Shares.

            (gg) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            (hh) "Shares" means the shares of Class A common stock of the Company, par value $0.001 per share, into which the Notes are convertible or that have been issued upon any conversion from Notes into Class A common stock of the Company.

            (ii) "Shelf Registration Statement" means the shelf registration statement referred to in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments and any additional information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the shelf registration statement pursuant to Rules 430A, 430B or 430C, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

            (jj) "Special Counsel" shall have the meaning assigned thereto in
      Section 5.

            (kk) "Trustee" shall have the meaning assigned such term in the Indenture.

            (ll) "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

      Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.


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      2. Registration Under the Securities Act.

            (a) The Company agrees to file under the Securities Act as promptly as practicable, but in any event within 90 days after the Closing Date, a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission; provided, that such registration statement shall be an "automatic shelf registration statement," as such term is defined in Rule 405 under the Securities Act, if the Company is then eligible to use automatic shelf registration statements. If the Shelf Registration Statement is not an automatic shelf registration statement, the Company agrees to use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible, but in any event no later than 180 days after the Closing Date. The Company agrees to use reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of
      (i) the second anniversary of the Closing Date or (ii) such time as there are no longer any Registrable Securities outstanding (the "Effective Period"). None of the Company's securityholders (other than Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

            (b) The Company further agrees that it shall cause the Shelf Registration Statement, the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, as of the time of sale of any Securities under such Shelf Registration Statement, and as of the date of any such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders of the Registrable Securities seeking to sell Securities pursuant to such amendment or supplement, and to any other Holder upon such Holder's request, copies of any supplement or amendment prior to its being used or promptly following its filing with the Commission; provided, however, that the Company shall have no obligation to deliver to the Holders of the Registrable Securities copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company's website. If the Shelf Registration Statement, as amended or supplemented from time to time, ceases to be effective for any reason at any time during the Effective Period (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.


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            (c) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(c) and with Section 3(b). From and after the date the Shelf Registration Statement is initially effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within the later of (x) fifteen (15) Business Days after the date such Notice and Questionnaire is delivered, or (y) if a Notice and Questionnaire is delivered during a Deferral Period, the fifth Business Day after the expiration of such Deferral Period,

                  (i) file with the Commission a post-effective amendment to the
            Shelf Registration Statement or prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities if required by applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement and such amendment is not automatically effective, use its reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;

                  (ii) provide such Holder copies of any documents filed
            pursuant to Section 2(c)(i); and

                  (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(c)(i);

      provided that in no event shall the Company be required to make more than one such filing during any 15 Business Day period and, in addition, if the Shelf Registration Statement is not an automatic shelf registration statement, the Company shall not be required to make more than one such filing in any calendar quarter in the form of a post-effective amendment to the Shelf Registration Statement; provided, further, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with
      Section 3(b). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus.


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            (d) If any of the following events (any such event a "Registration
      Default") shall occur, then additional interest (the "Additional Interest") shall become payable by the Company to Holders in respect of the Notes as follows:

                  (i) if the Shelf Registration Statement is not filed with the
            Commission within 90 days following the Closing Date, then commencing on the 91st day after the Closing Date, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 91st day and at a rate of 0.5% per annum thereafter; or

                  (ii) if the Shelf Registration Statement has not become or is not declared effective by the Commission within 180 days following the Closing Date, then commencing on the 181st day after the Closing Date, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 181st day and at a rate of 0.5% per annum thereafter; or

                  (iii) if the Shelf Registration Statement has become or been declared effective but such Shelf Registration Statement ceases to be effective at any time during the Effective Period (other than pursuant to Section 3(b) hereof), then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.5% per annum thereafter; or

                  (iv) if the aggregate duration of Deferral Periods in any
            period exceeds the number of days permitted in respect of such period pursuant to Section 3(b) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period (and again on the first day of any subsequent Deferral Period during such period), Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.5% per annum thereafter;

      provided, however, that the Additional Interest rate on the Notes shall not exceed in the aggregate 0.5% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.5% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.5% per annum; provided further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the effectiveness


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      of the Shelf Registration Statement which had ceased to remain effective
      (in the case of clause (iii) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(b) to be exceeded (in the case of clause (iv) above) or (5) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k) or any successor provision, Additional Interest on the Notes as a result of such clause, as the case may be, shall cease to accrue; provided, further that in no event will Additional Interest be payable in connection with a Registration Default relating to a failure to register the Class A common stock deliverable upon conversion of the Notes. For the avoidance of doubt, if the Company fails to register both the Notes and the Class A common stock deliverable upon conversion of the Notes, then Additional Interest will be payable in connection with the Registration Default relating to the failure to register the Notes.

            Additional Interest on the Notes, if any, will be payable in cash on March 15 and September 15 of each year (the "Additional Interest Payment Date") to holders of record of outstanding Notes that are Registrable Securities at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant interest payment date, provided that any Additional Interest accrued with respect to any Notes or portion thereof called for redemption on a redemption date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Following the cure of all Registration Defaults requiring the payment of Additional Interest to the Holders of Notes that are Registrable Securities pursuant to this Section, the accrual of Additional Interest will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest).

            The Company shall notify the Trustee immediately upon the happening of each and every Registration Default. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which additional monetary amounts are expressly provided shall be as set forth in this Section 2(d). Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

      3. Registration Procedures.

      The following provisions shall apply to the Shelf Registration Statement filed pursuant to Section 2:

            (a) The Company shall:


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                  (i) furnish to the Initial Purchasers copies of any Shelf
            Registration Statement or Prospectus or any amendments or supplements thereto proposed to be filed with the Commission relating to the Registrable Securities within three (3) Business Days prior to filing any such Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the Commission;

                  (ii) use its reasonable efforts to prepare and file with the
            Commission such amendments and post-effective amendments to the Shelf Registration Statement and file with the Commission any other required document as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effective Period; use reasonable efforts to cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Securities covered by such Shelf Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented;

                  (iii) as promptly as practicable, notify the Notice Holders of
            Registrable Securities (A) when such Shelf Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the Commission, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same is declared or has become effective, (B) of any request, following the effectiveness of the Shelf Registration Statement, by the Commission or any other Federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or written threat of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a "Material Event") (provided, however, that no notice by the Company shall be required pursuant to this clause (E) in the event that the Company either promptly files a prospectus



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            supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement or Prospectus, as the case may be, no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading), (F) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(b)), state that it constitutes a Deferral Notice, in which event the provisions of
            Section 3(b) shall apply or (G) at any time when a Prospectus is required (or but for the exemption contained in Rule 172 would be required) to be delivered under the Securities Act, that the Shelf Registration Statement, Prospectus, or any amendment, supplement or post-effective amendment thereto does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

                  (iv) prior to any public offering of the Registrable
            Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to register or qualify, or cooperate with the Notice Holders of Securities included therein in connection with the registration or qualification of, such Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Notice Holders reasonably requests in writing; prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;

                  (v) use its reasonable best efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;


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                  (vi) upon reasonable notice, for a reasonable period prior to the filing of the Shelf Registration Statement, and throughout the Effective Period, (i) make reasonably available for inspection during normal business hours by a representative of, and Special Counsel acting for, Majority Holders of the Securities being sold, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and
            (ii) use reasonable best efforts to have their officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or Special Counsel in connection with such Shelf Registration Statement, in each case as is customary for similar "due diligence" examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be kept confidential by such persons and shall be used solely in connection with the exercise of rights under this Agreement or in connection with such disposition, unless
            (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law, (iii) such information becomes generally available to the public, other than as a result of a disclosure or failure to safeguard by any such person in violation of any obligation described herein or (iv) such information becomes available to any such person from a source other than the Company and such source is not shown to be bound by a confidentiality agreement with respect to such information, and provided further that in connection with such disposition, nothing in this Agreement shall (a) prevent such person from complying with all applicable disclosure laws and regulations in connection with such disposition, (b) restrict the ability of such person to consider such information for due diligence purposes or to share such information with other initial purchasers, underwriters, agents, dealers, selling holders or similar participants in such disposition, subject to the execution by such other persons of reasonable non-disclosure agreements with the Company, (c) prevent such persons from retaining documents or other information in connection with their due diligence efforts or (d) prevent such persons from using any such information in investigating or defending themselves against claims made or threatened by purchasers, regulatory authorities or others in connection with such disposition. The foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by Special Counsel. Any person legally compelled to disclose any such confidential information made available for inspection shall, to the extent not prohibited by law, rule or regulation, provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy;

                  (vii) if reasonably requested by the Initial Purchasers or any
            Notice Holder, promptly incorporate in a prospectus supplement or post-effective


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            amendment to the Shelf Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(a)(vii) that are not, in the reasonable opinion of counsel for the Company, required under applicable law;

                  (viii) as promptly as practicable, furnish to each Notice
            Holder and the Initial Purchasers, upon their request and without charge, at least one (1) conformed copy of the Shelf Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; provided, however, that the Company shall have no obligation to deliver to Notice Holders or Initial Purchasers a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company's website;

                  (ix) during the Effective Period, deliver to each Notice
            Holder in connection with any sale of Registrable Securities pursuant to the Shelf Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

                  (x) cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations as permitted by the Indenture and registered in such names as the Holders thereof may request in writing at least two business days prior to sales of Securities pursuant to such Shelf Registration Statement; and

                  (xi) not use, authorize the use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act, in connection with the offering or sale of the Securities, without the consent of Holders of Registrable Securities who are seeking to sell Securities pursuant to the Shelf Registration Statement or relevant supplement or amendment thereto.

      (b) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of or the existence of any Material Event, or (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company will (i) in the case of clause (B) above, subject to the next sentence of this provision, as promptly as practicable prepare and file an amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered or made available to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the next sentence of this provision, use reasonable efforts to cause it to be declared effective as promptly as is practicable, and
(ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice"). The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate; provided that the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "Deferral Period"), without the Company incurring any obligation to pay Additional Interest pursuant to Section 2(d), shall not exceed one hundred and twenty (120) days in the aggregate in any twelve (12) month period.

      (c) Each Notice Holder agrees that upon receipt of any Deferral Notice from the Company, such Notice Holder shall forthwith discontinue (and cause any placement or sales agent acting on its behalf to discontinue) the disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder (i) shall have received copies of such amended or supplemented Prospectus (including copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable

Securities at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Securities pursuant to the Shelf Registration may continue.

      (d) The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act.

      (e) The Company shall comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.

      (f) The Company shall provide a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the initial effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

      (g) The Company shall use its reasonable efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

      (h) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

      (i) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner and shall enter into any necessary supplemental indentures in connection therewith.

      (j) The Company shall enter into such customary agreements and take all such other reasonable and lawful actions in connection therewith (including those requested by the Majority Holders of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

      4. Holder's Obligations.

            (a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(c) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Notice Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Notice Holder or such Notice Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Notice Holder or such Notice Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company
      (i) any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Notice Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, causing to be delivered, or, if permitted by applicable law, making available, a Prospectus to the purchaser thereof and, following termination of the Effective Period, to notify the Company, within 10 Business Days of a request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

            (b) Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading. Each Holder further agrees that such Holder will not make any offer relating to the Registrable Securities that would constitute an "issuer free writing prospectus" (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company.

      5. Registration Expenses.

      The Company agrees to bear and to pay or cause to be paid all fees and expenses incident to the Company's performance of or compliance with this Agreement, including, but not limited to, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and Blue Sky laws referred to in Section 3(a)(v) hereof, including reasonable fees and disbursements of one counsel for the placement agent, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectus, each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, any escrow agent or custodian, and of the registrar and transfer agent for the Shares, (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance) and (f) reasonable fees, disbursements and expenses of one counsel for the Holders of Registrable Securities retained in connection with the Shelf Registration Statement, as selected by the Company (unless reasonably objected to by the Majority Holders of the Registrable Securities being registered, in which case the Majority Holders shall select such counsel for the Holders) ("Special Counsel"), and fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any underwriter or placement agent therefor, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all underwriting discounts and commissions and placement agent fees and brokers' and other commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

      6. Indemnification.

            (a) The Company shall indemnify and hold harmless each Notice Holder (including, without limitation, any such Initial Purchaser), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Notice Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as an Indemnified Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Indemnified Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any Prospectus forming part thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by that Indemnified Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any information provided by such Indemnified Holder in writing to the Company expressly for use therein. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

            (b) Each Notice Holder shall indemnify and hold harmless the Company, its officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any Prospectus forming part thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information furnished to the Company in writing by such Notice Holder expressly for use therein, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Notice Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Notice Holder from the sale of Securities pursuant to such Shelf Registration Statement. This indemnity agreement will be in addition to any liability which any such Notice Holder may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
      Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
      Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this section, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
      (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of a request in writing setting forth proposed settlement terms from the indemnified party and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with the aforesaid request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

            (d) The provisions of this Section 6 and Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Notice Holder, the Company, or any of the indemnified Persons referred to in this Section 6 and Section 7, and shall survive the sale by a Notice Holder of Securities covered by the Shelf Registration Statement.

      7. Contribution.

      If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Notice Holder of Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Notice Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any information contained in the relevant Notice and Questionnaire supplied by such Notice Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Notice Holders' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Securities they have sold pursuant to the Shelf Registration Statement and not joint.

      The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8. Information Requirements.

      The Company covenants that, if at any time before the end of the Effective Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further action as any Holder may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

      9. Miscellaneous.

            (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate amount of the Registrable Securities being sold by such Holders pursuant to the Shelf Registration Statement. Notwithstanding the foregoing sentence, (i) this Agreement may be amended by written agreement signed by the Company and the Initial Purchasers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(a), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

                  (1) If to the Company, initially at the address set forth in the Purchase Agreement;

                  (2) If to the Initial Purchasers, initially at their
            respective addresses set forth in the Purchase Agreement; and

                  (3) If to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Company.

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail, if being delivered by first-class mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

            (c) Successors And Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

            (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (g) Remedies. In the event of a breach by the Company or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Section 2 hereof for which Additional Interest have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (h) No Inconsistent Agreements. The Company represents, warrants and agrees that it has not entered into, and shall not on or after the date of this Agreement enter into, any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

            (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any term, provision, covenant or restriction that may be hereafter declared invalid, illegal, void or unenforceable.

            (j) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such Holder.

            (k) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, such Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (l) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effective Period, except for any liabilities or obligations under Sections 3(e), 3(h), 4, 5, 6 and 7 hereof and the obligations to make payments of and provide for Additional Interest under Section 2(d) hereof to the extent such damages accrue prior to the end of the Effective Period, each of which shall remain in effect in accordance with its terms.


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

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several Initial Purchasers in accordance with its terms.

                                      Very truly yours,

                                      ALBANY INTERNATIONAL CORP.

                                      By: /s/ Christopher J. Connally
                                          --------------------------------------
                                      Name:  Christopher J. Connally
                                      Title: Corporate Treasurer

Accepted: March 13, 2006

By: J.P. MORGAN SECURITIES INC.

      By: /s/ Paul J. Donnally
          ----------------------------------------
          Authorized Signatory

By: BANC OF AMERICA SECURITIES LLC

      By: /s/ Harris Winters
          ----------------------------------------
          Authorized Signatory


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